EXHIBIT 21.1

LIST OF SUBSIDIARIES
OF
MACKENZIE REALTY CAPITAL, INC.

Name of Subsidiary	Jurisdiction of Incorporation

MacKenzie NY Real Estate 2 Corp.	New York
MacKenzie Realty Operating Partnership, LP	Delaware
Madison-PVT Partners LLC	California
PVT-Madison Partners LLC	California
MacKenzie Satellite Place Corp.	Delaware
Hollywood Hillview Owner, LLC	Delaware
PT Hillview GP, LLC	Delaware
MacKenzie-BAA IG Shoreline LLC	California
First & Main, LP	California
First & Main, LLC	California
Green Valley Medical Center, LP	California
Green Valley Medical Center, LLC	California
Main Street West, LP	California
Main Street West, LLC	California
Martin Plaza, LLC	California
One Harbor Center, LP	California
One Harbor Center, LLC	California
Westside Professional Center, LLC	California
Woodland Corporate Center Two, LP	California
Woodland Corporate Center, LLC	California
1300 Main, LP	California
1300 Main LLC	California
GV Executive Center, LLC	California
MRC Aurora, LLC	California
220 Campus Lane, LLC	California
Campus Lane Residential, LLC	California
MRC QRS, INC.	Delaware
Innovate Napa, LLC	California